Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of September     , 2023 by and between Tel-Instrument Electronics Corp., a New Jersey corporation with its headquarters located at One Branca Road, East Rutherford, NJ 07073 (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, on or about September 1, 2023, the Company filed with the State of New Jersey a certificate of designations, rights and preferences for its Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), attached hereto as Exhibit A; and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase, in the aggregate, that number of shares of Series C Convertible Preferred Shares, par value $0.10 per share, of the Company (the “Series C Preferred Stock”) as is set forth on the signature page hereto (the “Shares”) at an aggregate purchase price (the “Purchase Price”) as is set forth on the signature page hereto (the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1. Purchase and Sale.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue, sell, assign, transfer and deliver to Subscriber, and Subscriber hereby agrees to purchase and accept delivery from the Company, the Shares free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims, conditions, equitable interests, options, rights of first refusal or other encumbrances of any kind or nature whatsoever, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (“Encumbrances”), for the consideration specified herein (such consideration, on a per share basis, the “Share Price”). This will be accomplished by, upon execution of this Agreement, the Subscriber delivering to the Company the Purchase Price (the “Consideration”); and upon receipt by the Company of the Consideration, the Company issuing to the Subscriber the shares of Series C Preferred Stock comprising the Securities.

(b) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur simultaneously with the execution of this Agreement. The Closing shall take place by delivery of documents required to be delivered hereby by e-mail, facsimile or other electronic transmission.

(c) At the Closing, the Subscriber shall deliver or cause to be delivered to the Company: (i) the aggregate Share Price set forth in Section 1(a) above, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and (ii) such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(d) At the Closing, the Company shall deliver or cause to be delivered to the Subscriber the following: (i) one or more stock certificates or book entry statements, free and clear of all restrictive and other legends (except as expressly provided in Section 2(g) hereof), evidencing the number of Shares in Section 1(a) above, registered in the name of the Subscriber or such affiliate thereof as the Subscriber may designate in writing; (ii) a certificate of the secretary (or equivalent officer) of the Company certifying: (A) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and any other related documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing, (B) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company, each as amended, and that such organizational documents are in full force and effect as of the Closing, and (C) the names and signatures of the officers of the Company authorized to sign this Agreement, and the other documents to be delivered hereunder; (iii) a good standing certificate (or its equivalent) for the Company from the Secretary of State of New Jersey; and (iv) such other documents or instruments as the Subscriber reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(e) The proceeds from the issuance of the Shares shall be used by the Company (i) for working capital purposes, and (ii) for the payment of fees and expenses associated with the transactions contemplated hereby, and shall not be used for any other purpose including, without limitation, the payment of existing indebtedness of the Company.

2. Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a) Standing of Subscriber. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

(b) Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares. The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity;

(c) No Conflicts. If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(d) Information on Subscriber. Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act and affirmed by Subscriber in the completed Purchaser Questionnaire attached hereto as Exhibit B, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a partial or complete loss thereof. Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e) Purchase of Shares. Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(f) Compliance with Securities Act. Subscriber understands and agrees that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

(g) Legend. The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(h) Communication of Offer. Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, and the offer to sell the Shares was directly communicated to Subscriber by the Company. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(i) No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares;

(j) Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company; and

(k) No Market Manipulation. Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

3. Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted;

(b) Authority; Enforceability. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and under all other documents contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder;

(c) Capitalization and Additional Issuances. The Company has authorized seven million (7,000,000) shares of common stock, par value of $0.10 per share (the “Common Stock”), five hundred thousand (500,000) shares of Series A Convertible Preferred Stock, par value of $0.10 per share (the “Series A Preferred”), one hundred and sixty seven thousand six hundred sixty-seven (167,667) shares of Series B Convertible Preferred Stock, par value of $0.10 per share (the “Series B Preferred”), one hundred sixty-six thousand six hundred sixty seven (166,667) shares of Series C Convertible Preferred Stock, par value of $0.10 per share (the “Series C Preferred”) and one hundred sixty-six thousand six hundred sixty seven (166,667)  shares of undesignated blank check preferred stock par value of $0.10 per share. As of the date hereof, there are 3,255,887 shares of the Common Stock, 500,000 shares of Series A Preferred, 167,000 Series B Preferred issued and outstanding and 0 shares of Series C Preferred. All of the outstanding shares of the Common Stock are duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock. The Company has authorized 50,000 warrants to purchase Common Stock, 42,500 options held by employees of the Company and 242,500 options reserved but not issued for the benefit of current and future employees, officers, consultants or non-employee directors. As of the date hereof, except as described on Schedule 3(c) hereto, there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”). There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities. There are no stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

(d) SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

(i) SEC Filings. The Company has timely filed (or has received a valid extension of such time of filing and has filed any such Company SEC Documents prior to the expiration of any such extension) with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ii) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. As of the date hereof, Marcum LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

(iii) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(iv) Internal Accounting Controls. Except as set forth in the Company SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Company SEC Documents, the Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (1) information required to be disclosed in the Company SEC Documents that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the Commission’s rules and regulations, and (2) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder;

(v) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Company SEC Documents and is not so disclosed. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the Company SEC documents;

(vi) Insolvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. As used herein, “Insolvent” means, with respect to any person or entity, (a) the present fair saleable value of such person or entity’s assets is less than the amount required to pay such person or entity’s debts as they become due, (b) such person or entity is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (c) such person or entity has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted;

(e) Consents. No consent, approval, authorization or order of any federal, state, local, foreign government or political subdivision thereof, or any court, governmental agency, stock exchange or market on which the Common Stock is listed or quoted for trading, or other body having jurisdiction over the Company or any of its subsidiaries (a “Governmental Authority”) is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the valid issuance of the Shares and sale and delivery of the Shares;

(f) No Violation or Conflict. Neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company, (b) any law, rule, regulation, decree, judgment, order or determination applicable to the Company of any Governmental Authority having jurisdiction over the Company or over the properties or assets of the Company (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

(ii) result in the creation or imposition of any Encumbrance upon the Shares except in favor of Subscriber as described herein;

(g) The Shares. Upon issuance, the Shares:

(i) shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii) shall have been duly and validly issued, fully paid and non-assessable;

(iii) will not subject the holders thereof to personal liability by reason of being such holders; and

(iv) will have been issued in compliance with all applicable federal and state securities laws and will not have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person or entity;

(h) Litigation. Other than the Aeroflex Wichita, Inc. litigation matter described in the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any Governmental Authority having jurisdiction over the Company or any of its subsidiaries including, without limitation, any such that would affect the execution by the Company, the complete and timely performance by the Company of its obligations under this Agreement or, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the Company. Except as disclosed in Company SEC Documents, the Company has not been a party to any material litigation, arbitration or other proceeding. To the knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action, suit, proceeding or investigation. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries;

(i) Contracts. Each contract or other agreement or instrument that is required to be described or summarized in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents under the rules and regulations of the Commission (collectively, the “Material Contracts”) have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. Except as set forth in the Company SEC Documents (i) none of the Company or any other party thereto is in breach of or default under, or has provided or received any notice of any intention to terminate, any Material Contract and (ii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder;

(j) Compliance with Laws; Permits. The Company and each of its subsidiaries has complied, and is now complying, with all statutes, laws, ordinances, regulations, rules, codes, orders, decrees, other requirements or rules of law of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or their respective businesses, properties or assets. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities required for the Company or any of its subsidiaries to conduct its business have been obtained and are valid and in full force and effect;

(k) No Violations. Neither the Company nor any of its subsidiaries is in violation of any law or order of any Governmental Authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole. There has not been, there is not pending or, to the knowledge of the Company, contemplated, any investigation by the Commission or any other Governmental Authority involving the Company or any current or former director or officer of the Company. The Company has not received any comment letter from the Commission relating to any Company SEC Documents which has not been finally resolved. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act;

(l) Title to Assets; Properties. (i) The Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the Company SEC Documents, free and clear of all Encumbrances of any kind except (1) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (2) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries; (ii) the Company and each of its subsidiaries hold their leased properties under valid and binding leases; (iii) the Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted; and (iv) the use and operation of such properties in the conduct of the Company’s business do not violate in any material respect any law, covenant, condition, restriction, easement, license, permit or agreement.

(m) Intellectual Property. The Company (and/or its subsidiaries) owns or possesses, free and clear of all Encumbrances, all legal rights to all intellectual property (whether registered or unregistered) and rights in confidential information, used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries (i) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the intellectual property of any other person or entity, (ii) knows of any basis for any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the intellectual property of any other person or entity, and (iii) knows of any third-party infringement, misappropriation or violation of any Company or any of its subsidiary’s intellectual property.

(n) Tax Matters. The Company and its subsidiaries have filed all tax returns, and such tax returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all taxes that are due from the Company or such subsidiary for the periods covered by the tax returns or (ii) have duly and fully provided reserves adequate to pay all taxes in accordance with GAAP. Neither the Company nor any of its subsidiaries has any liability for taxes of any person or entity (other than the Company or any of its subsidiaries) as a transferee or successor, by contract or otherwise. Neither the Company nor its subsidiaries has been advised (A) that any of its tax returns have been or are being audited as of the date hereof, or (B) of any deficiency in assessment or proposed judgment to its taxes. Neither the Company nor any of its subsidiaries has knowledge of any tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company. The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable law.

(o) Transactions with Affiliates and Employees. None of the officers or directors of the Company or its subsidiaries and none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary or affiliate thereof (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

(p) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares;

(q) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(r) Full Disclosure. No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to the Subscriber pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

4. Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

5. Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

Any party entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any indemnified party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party, or (iii) in the reasonable judgment of any such indemnified party, based upon written advice of its counsel, a conflict of interest exists between such indemnified party and the indemnifying party with respect to such claims; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. The indemnifying party shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement arising under this Section 5 that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement arising under this Section 5.

6. Rule 144. Pursuant to Rule 144 and subject to Section 7 hereof, each Subscriber acknowledges that before a Subscriber may sell any restricted securities in the marketplace, such Subscriber must hold them for at least six months. The holding period begins when the securities were purchased and fully paid for by such subscriber.

7. Reporting Status. Until the date on which the Subscriber shall have sold all of the Shares, the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act, and the Company shall comply with each applicable stock exchange or market rules and regulations. The Company shall promptly take any action required to maintain the listing of all of the Common Stock upon each applicable stock exchange or market and shall maintain such listing of all Common Stock from time to time issuable under the terms hereof. The Company shall make and keep public information available, as those terms are understood and defined in Rule 144, for so long as required in order to permit the resale of the Common Stock underlying the Shares pursuant to Rule 144 and to file periodic reports with the Commission whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on any applicable stock exchange or market.

8. Other Agreements.

(a) Participation in Future Financing.

(1) Upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Subscriber shall have the right to participate in up to an amount of the Subsequent Financing equal to 80% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing; provided, however, as of the date of Subsequent Financing, the Subscriber is the holder of not less than 10% of the Shares.

(2) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Subscriber a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Subscriber if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Subscriber, and only upon a request by such Subscriber, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Subscriber. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. “Trading Day” shall mean a day on which any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(3) Any Subscriber desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Subscribers have received the Pre-Notice that such Subscriber is willing to participate in the Subsequent Financing, the amount of such Subscriber’s participation, and representing and warranting that such Subscriber has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Subscriber as of such fifth (5th) Trading Day, such Subscriber shall be deemed to have notified the Company that it does not elect to participate.

(4) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Subscribers have received the Pre-Notice, notifications by the Subscribers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(5) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Subscribers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Subscribers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Subscriber shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Subscriber participating under this Section 8(a) and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Subscribers participating under this Section 8(a).

(6) The Company must provide the Subscribers with a second Subsequent Financing Notice, and the Subscribers will again have the right of participation set forth above in this Section 8(a), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(b) Commission Filings. At all times while the Subscriber (or any affiliate thereof) holds any Shares or shares of Common Stock, the Company will draft and file with the Commission, at the Company’s expense, a Form 3 (or Forms 4 and 5, as applicable), Schedule 13G (or amendments thereto) and any other Commission filings that the Subscriber may be required to make in connection with the transactions contemplated by this Agreement, and upon the Subscriber’s request, any future Exchange Act Section 13 and 16 filings (and amendments thereto) relating to ownership of the Shares (the “Commission Filings”). The Subscriber agrees to provide the Company all information required by any such Commission Filings promptly after the occurrence of the event triggering such filing, and the Company shall use its best efforts to prepare a draft of such filing(s) for the Subscriber’s review, comment, if any, and authorization for filing within the deadline for the applicable filing. In the event the Subscriber elects to prepare and make such Commission Filings, the Company shall promptly cooperate with and provide the Subscriber with such information as it may reasonably request in connection with the preparation of such filings. The Subscriber (and any affiliates thereof) shall, promptly upon consummating any sale or purchase of shares of Common Stock, notify the Company of such transaction. The Company shall determine whether any Commission Filing requirement is triggered by such transaction and, if necessary, shall timely prepare the applicable Commission Filing in accordance with the requirements of this Section 8(b).

9. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b) Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state of New Jersey. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(g) Survival. All agreements, representations and warranties made in this Agreement or in any document delivered pursuant to this Agreement that, by their nature, would survive the execution of this Agreement and the delivery of any such document shall so survive. (h) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

TEL-INSTRUMENTS ELECTRONICS CORP.

a New Jersey corporation

By:

Name: Jeffrey O’Hara

Title: President and Chief Executive Officer

Address: One Branca Road

East Rutherford, NJ 07073

Facsimile No.: (201) 933-7340

Dated:                         , 2023

SUBSCRIBER
By: Name: Dated: , 2023 Read and approved by: Address: Fax No.: Taxpayer ID# (if applicable): Number of Shares of Series C Preferred Stock: Purchase Price: $ (No. Shares x $6.00 per Share)

[Signature Page to Subscription Agreement]

EXHIBIT A

Series C Certificate of Designations

EXHIBIT B

Accredited Investor Questionnaire